This agreement (this "Agreement") is signed on March 1st, 2011 by and between Green Logic Ltd., a company organized and existing under the laws of Israel ("Seller"), and Blue sphere Corp. a company organized and existing under the laws of Nevada("Buyer").

RECITALS

A. Seller is the owner of a marketing & distribution agreement (the "Contract") with Chen Chimum Nozlim Ltd., a company organized and existing under the laws of Israel, in respect of it's patent technology called Maayan ("Maayan") and is the registrant of record for Maayan with [Network Solutions ("Registrar") . A copy of the Contract is attached hereto as Annex 1.

B. Seller has raised NIS 690,000 in cash (the "Contract Cash") for the purpose of promoting, marketing and distributing Maayan throughout the world.

C. Buyer would like to purchase from Seller and Seller would like to sell to Buyer the Contract and the Contract Cash.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing (*hereinafter defined*), Seller shall irrevocably sell, assign, transfer, convey, and deliver to Buyer, and Buyer shall accept and purchase, the Contract and the Contract Cash and any and all rights in and pertaining thereto, which Seller holds, owns or is otherwise entitled to, and by so doing, Seller shall be deemed to have assigned all of his right, title and interest in and to the Contract and the Contract Cash to Buyer. Seller hereby waives and forfeits any rights to receive royalties from or participate in sales and revenues from or relating to the Contract.

2. Consideration. In consideration for the sale of the Contract and Contract Cash, Buyer hereby delivers to Seller 2,500,000 shares in itself (the "Consideration Shares").

3. Lock-Up. Seller agrees not to offer, sell and deliver or otherwise transfer any of the Consideration Shares until (i) 6 months from the date hereof when Seller shall have the right to dispose of 40% of the Consideration Shares and 12 months from the date hereof when Seller shall have the right to dispose of the remaining 60% of the Consideration Shares.

4. Closing.

4.1 Date and Location. The closing of the transactions contemplated by this Agreement (the "Closing") shall be held simultaneously with the execution of this Agreement at such place as the parties hereto may agree.

4.2 Deliveries.

(a) Seller shall deliver to Buyer the physical Contract and all materials and documents relating thereto and wire to the instructions of Buyer 100% of the Consideration Cash.

(b) Buyer shall deliver to Seller the Consideration Shares in certificated form in the names supplied by the Seller. Such certificates shall contain a legend regarding the restricted nature of the Consideration Shares from a US securities law perspective.

גרין לוג'יק בע"מ
Green Logic Ltd
514199231

5. Representations and Warranties of Seller. As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated herein, Seller represents and warrants to Buyer as follows:

5.1 Authority. Seller has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform his obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with the terms hereof.

5.2 Ownership. Seller is the sole record and beneficial owner of the Contract and Contract Cash, has good and marketable title to the Contract, free and clear of all Encumbrances (*hereafter defined*), and has full legal right and power to sell, transfer and deliver the Contract and Contract Cash to buyer in accordance with this Agreement. "Encumbrances" means any liens, pledges, hypothecations, charges, adverse claims, options, preferential arrangements or restrictions of any kind, including, without limitation, any restriction of the use, voting, transfer, receipt of income or other exercise of any attributes of ownership. Upon the execution and delivery of this Agreement, buyer will receive good and marketable title to the Contract and Contract Cash, free and clear of all Encumbrances. There are no stockholders' agreements, voting trust, proxies, options, rights of first refusal or any other agreements or understandings with respect to the Contract or the Contract Cash.

5.3 Intellectual Property. The intellectual property rights relating to Mayaan (the "IP Rights") are properly registered and protected in Israel [and insert other jurisdictions if applicable] and, to the knowledge of Seller, are registrable and protectable in any and all other jurisdictions worldwide. "Intellectual Property Rights" include copyright, patent, trademark, inventions, discoveries, know-how, applications and all other forms of intellectual property. The IP Rights do not infringe upon or misappropriate any intellectual property rights of third-parties or constitute unfair competition or trade practices under the laws of any jurisdiction.

5.4 No Conflict. None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which Seller is a party or by which he is bound, or to which the Contract and the Contract Cash are subject; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Seller, the Contract or the Contract Cash.

5.5 No Consent. No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by Seller of any of the transactions on its part contemplated under this Agreement.

5.6 Full Disclosure. No representation or warranty of Seller to Buyer in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to Seller that has specific application to the Contract or Contract Cash and that materially adversely affects or, as far as can be reasonably foreseen, materially threatens the Contract or Contract Cash that has not been set forth in this Agreement.

6. Representations and Warranties of Buyer. As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated herein, Buyer represents and warrants, to Seller as follows:

6.1 Authority. Buyer has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform his obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with the terms hereof.

גרין לוג'יק בע"מ
Green Logic Ltd
514199231

6.2 No Consent. No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by the buyer of any of the transactions on its part contemplated under this Agreement.

6.3 No Conflict. None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which buyer is a party or by which he is bound; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Buyer.

6.5 Due Diligence. This Agreement is subject to successful DD done by the Buyer and will be automatically valid on the date when the Buyer will confirm the success of the DD.

7. Indemnification; Survival.

7.1 Indemnification. Seller shall jointly and severally indemnify and hold harmless Buyer and such Buyer's agents, beneficiaries, affiliates, officers, directors, representatives and their respective successors and assigns (collectively, the "Indemnified Persons") from and against any and all damages, losses, liabilities, taxes and costs and expenses (including, without limitation, attorneys' fees and costs) (collectively, "Losses") resulting directly or indirectly from (a) any inaccuracy, misrepresentation, breach of warranty or non-fulfillment of any of the representations and warranties of such party in this Agreement, or any actions, omissions or statements of fact inconsistent with in any material respect any such representation or warranty, (b) any failure by such party to perform or comply with any agreement, covenant or obligation in this Agreement.

7.2 Survival. All representations, warranties, covenants and agreements of the parties contained herein or in any other certificate or document delivered pursuant hereto shall survive the termination of this Agreement.

8. Miscellaneous.

8.1 Further Assurances. From time to time, whether at or following the Closing, each party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

8.2 Notices. All notices or other communications required or permitted hereunder shall be in writing shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery or (d) if by electronic mail or facsimile transmission, when so delivered. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

8.3 Choice of Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Israel, without giving effect to principles of conflicts of law.

8.4 Jurisdiction. The parties hereby irrevocably consent to the in persona jurisdiction of the state or federal courts located in the State of Israel, in connection with any action or proceeding arising out of or relating to this Agreement or the transactions and the relationships established there under.

8.5 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the

ין לוג'יק בע"מ
Green Logic L..
514199231

parties in respect of the transactions contemplated hereby and supersedes all prior and contemporaneous agreements, arrangements and understandings of the parties relating to the subject matter hereof. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the parties, which is not expressly embodied in this Agreement.

8.6 Assignment. Seller's rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without Buyer's prior written consent and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such party. Buyer shall have the right to assign or delegate its rights and obligations under this Agreement to one or more third-parties. Such assignation or delegation shall not constitute a default or breach of this Agreement.

8.7 Amendments. This Agreement may be amended, modified, superseded or cancelled and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto.

8.8 Waivers. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.

8.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.10 Severability. If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

8.11 Interpretation. The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a party or parties on the ground that such party or parties drafted or was more responsible for the drafting of any such provision(s). The parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing.

גרין לוג'יק בע"מ
Green Logic Ltd
514199231

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

גרין לוג'יק בע"מ
Green Logic Ltd
514199231

Green Logic Ltd.	Blue Sphere Corp.

Annex 1